CUSTODIAN AGREEMENT

          THIS AGREEMENT made on this eighth day of October, 1996, between O'Shaughnessy Funds, Inc., a Maryland corporation, (hereinafter called the "Funds"), which is an open-end, diversified mutual fund, and FIRSTAR TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian"),

          WHEREAS, the Funds desire that the securities and cash of each of its investment portfolios shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements herein made, the Funds and Custodian agree as follows:

          1. Definitions

          The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

          The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Funds by any two of the President, a Vice President, the Secretary or the Treasurer of the Funds, or any other persons duly authorized to sign by the Board of Directors. For purpose of section 4.A of this agreement the following shall constitute officers' certificates; (1) with respect to payments to or from the account of the Funds pursuant to items (a) and (d) of section 4.A, a copy of a trade ticket, signed by one officer of the Funds and one other duly authorized person; and (2) with respect to payments to or from the account of the Funds pursuant to item (b) of section 4.A, written documentation received from the Funds' transfer agent, signed by one or more duly authorized persons by said transfer agent. Officers' certificates transmitted via mail, courier, or facsimile are considered to be in acceptable form for purposes of this agreement.

          The word "Board" shall mean Board of Directors of O'Shaughnessy Funds, Inc.

          2. Names, Titles, and Signatures of the Funds' Officers

          An officer of the Funds will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Directors, together with any changes which may occur from time to time.

          3. Additional Series

          The Funds are authorized to issue separate investment portfolios or series of shares. The parties intend that each portfolio established by the Funds, now or in the future, be covered by the terms and conditions of this agreement. The portfolios covered by this agreement are set forth on schedule A, as it may be amended from time to time.

          4. Receipt and Disbursement of Money

               A. Custodian shall open and maintain a separate account or accounts in the name of the Funds, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Funds, other than cash maintained by the Funds in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Custodian shall make payments of cash to, or for the account of, the Funds from such cash only:

               (a) for the purchase of securities for the portfolio of the Funds upon the delivery of such securities to Custodian, registered in the name of the Funds or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

               (b) for the purchase or redemption or repurchase of shares of the common stock of the Funds upon delivery thereof to Custodian, or upon proper instructions from the Funds;

               (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

               (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Funds held by or to be delivered to Custodian; or

               (e) for other proper corporate purposes certified by resolution of the Board of Directors of the Funds.

          Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of item (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate, and a certified copy of a resolution of the Board of Directors of the Funds signed by an officer of the Funds and certified by its secretary or assistant secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate and certified Board resolution need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with the same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Funds issues appropriate oral instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

               B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Funds.

               C. Custodian shall, upon receipt of officers' certificate, make federal funds available to the Funds as of specified times agreed upon from time to time by the Funds and the custodian in the amount of checks received in payment for shares of the Funds which are deposited into the Fund's account.

          5. Segregated Accounts

          Upon receipt of an officer's certificate, the Custodian shall establish and maintain a segregated account(s) for and on behalf of the Funds, into which account(s) may be transferred cash and/or securities.

          6. Transfer, Exchange, Redelivery, etc. of Securities

          Custodian shall hold and physically segregate for the account of the Funds all securities owned by the Funds, other than those held in a book-entry account maintained for the custodian by a Federal Reserve Bank or in a securities depository as provided in section 14 hereof. Custodian shall have sole power to release or deliver any securities of the Funds held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

               (a) for sales of such securities for the account of the Funds upon receipt by Custodian for payment therefore;

               (b) when such securities are called, redeemed or retired or otherwise become payable;

               (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

               (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

               (e) upon conversion of such securities pursuant to their terms into other securities;

               (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

               (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

               (h) for the purpose of redeeming in kind shares of common stock of the Funds upon delivery thereof to Custodian;

               (i) upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Funds;

               (j) for delivery in connection with any loans of securities made by the Funds, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Funds, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

               (k) for delivery as security in connection with any borrowings by the Funds requiring a pledge of assets by the Funds, but only against receipt of amounts borrowed;

               (l) for delivery in accordance with the provisions of any agreement among the Funds, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Funds;

               (m) for delivery in accordance with the provisions of any agreement among the Funds, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Funds; or

               (n)  for other proper corporate purposes.

          As to any deliveries made by Custodian pursuant to items (a), (b),
(d), (e), (f), and (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian.

          Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), or
(m) of this Section 6 and also, in respect of item (n), upon receipt of an officers' certificate, and a certified copy of a resolution of the Board of Directors of the Funds signed by an officer of the corporation and certified by its secretary or assistant secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Funds issues appropriate oral instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

          7. Custodian's Acts Without Instructions

          Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Funds, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Funds; (b) collect interest and cash dividends received, with notice to the Funds, for the account of the Funds; (c) hold for the account of the Funds hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Funds, all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Funds' name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

          8. Registration of Securities

          Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

          The Funds shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Funds and which may from time to time be registered in the name of the Funds.

          9. Voting and Other Action

          Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Funds, except in accordance with the instructions contained in an officers' certificate. Custodian shall promptly deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Funds), but without indicating the manner in which such proxies are to be voted.

          10. Transfer Tax and Other Disbursements

          The Funds shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

          Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

          11. Concerning Custodian

          Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto Commission. If the Funds elect to terminate this Agreement prior to the third anniversary of this Agreement, the Funds agree to reimburse Agent for the difference between the standard fee schedule and the discounted fee schedule agreed to between the parties.

          Custodian shall exercise reasonable care and diligence, act in good faith and use its best efforts within reasonable limits in the performance of its duties under this agreement. Custodian shall not be liable for any action taken in good faith upon any officers' certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

          The Funds agree to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Funds for such items.

          In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Funds, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Funds shall be security therefore.

          Custodian agrees to indemnify and hold harmless the Funds from all charges, expenses, assessments, and claims/liabilities (including counsel fees) incurred or assessed against it in connection with the performance of this agreement, except such as may arise from the Funds' own negligent action, negligent failure to act, or willful misconduct.

          12. Subcustodians

          Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of the Funds' assets in accordance with the terms of this agreement, so long as any such bank or trust company is (i) a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than Two Million Dollars ($2,000,000) and
(ii) qualified to act as a custodian under the Investment Company Act of 1940, and provided further that the use of each such subcustodian shall be approved or ratified by a vote of a majority of the Board of Directors of the Funds. If the Custodian utilizes the services of a Subcustodian, the Custodian shall not be relieved of any of its responsibilities hereunder by the appointment of such Subcustodian and shall remain fully liable and responsible for the acts of the Subcustodian and for any losses caused to the Funds by the Subcustodian as fully as if the Custodian was directly responsible for any such acts or losses under the terms of the Custodian Agreement.

          Notwithstanding anything contained herein, if the Funds requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, the Funds agree to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to the Funds' assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

          13. Reports by Custodian

          Custodian shall furnish the Funds periodically as agreed upon with a statement summarizing all transactions and entries for the account of the Funds. Custodian shall furnish to the Funds, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Funds.

          14. Termination or Assignment

          This Agreement may be terminated by the Funds, or by Custodian, on ninety (90) days notice, given in writing and sent by registered mail to Custodian at P.O. Box 2054, Milwaukee, Wisconsin 53201, or to the Funds at 60 Arch Street, Greenwich, Connecticut 06830, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Funds to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Funds to the Funds, but may deliver them to a bank or trust company or its own selection, qualified to act as a custodian under the Investment Company Act of 1940 and having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than Two Million Dollars ($2,000,000), as a Custodian for the Funds to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Funds of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

          This Agreement may not be assigned by Custodian without the consent of the Funds, authorized or approved by a resolution of its Board of Directors.

          15. Deposits of Securities in Securities Depositories

          No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Directors of the Funds approves by resolution the use of such central securities clearing agency or securities depository.

          16. Records

          To the extent that Custodian in any capacity prepared or maintains any records required to be maintained and preserved by the Funds pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, Custodian agrees to make any such records available to the Funds upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended.

          17. Notices

          Any notices required or desired to be given to any party hereto shall be in writing, shall be addressed to such other party at that party's address set forth below and shall be deemed given when deposited in the United States mail, certified, return receipt requested, or actually received by the party to whom it was addressed if delivered by an alternate method. Any party may change the address to which notices or other communications are to be given by giving the other parties notice of such change.

Custodian         Firstar Trust Company
                  P.O. Box 254
                  Milwaukee, Wisconsin  53202

The Funds         O'Shaughnessy Funds, Inc.
                  60 Arch Street
                  Greenwich, Connecticut  06830

          18. Governing Law

          This agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of Wisconsin.

          19. Severability

          The intention of the parties to this Agreement is to comply fully with all laws, rules, regulations and public policies, and this Agreement shall be construed consistently with all laws, rules, regulations and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines it is impossible to construe any provision of this Agreement consistently with any law, rule, regulation or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

          Executed in several counterparts, each of which is an original.

Attest:                                   FIRSTAR TRUST COMPANY


                                          By:
------------------------------------         -----------------------------------
Assistant Secretary                          Vice President


Attest:                                   O'Shaughnessy Funds, Inc.


                                          By:
------------------------------------         -----------------------------------


Date:                                     Date:
     -------------------------------           ---------------------------------

                                   SCHEDULE A
                              (Series of the Funds)


                      O'Shaughnessy Cornerstone Growth Fund
                      O'Shaughnessy Cornerstone Value Fund
                      O'Shaughnessy Aggressive Growth Fund
                    O'Shaughnessy Dogs of the Market(TM) Fund

                                    Exhibit A

                       Mutual Fund Custodial Agent Service
                               Domestic Portfolios
                               Annual Fee Schedule
                                       For
                            O'SHAUGHNESSY FUNDS, INC.

o    Annual Fee based on market value of assets: .
     0002 (2 basis points)

o    Minimum annual fee per fund: $4,000

o    Discounts to be applied (including transaction charges):

         35% year 1
         15% year 2

o Investment transactions: (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery)

     -    $12.00 per book entry security (depository or Federal Reserve system)

     -    $25.00 per definitive security (physical)

     -    $75.00 per Euroclear

     -    $8.00 per principal reduction on pass-through certificates

     -    $35.00 per option/futures contract

o Variable amount notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

o    Extraordinary expenses: Based on time and complexity involved.

o    Out-of-pocket expenses: Charged to the account

     -    $10.00 per variation margin transaction

     -    $10.00 per Fed Wire deposit or withdrawal

o Fees are billed monthly, based on market value at the beginning of the month.

October 27, 1998

This agreement is hereby amended, pursuant to resolution of the O'Shaughnessy Funds, Inc. Board of Directors as follows:

Firstar Trust Company is changed to be Firstar Bank Milwaukee

               List of persons authorized to give instructions to
                    Firstar Bank Milwaukee, custodian to the
                            O'Shaughnessy Funds, Inc.

                         Date Authorized                             Sample
          Name           (Date Revoked)          Title              Signature
----------------------   ---------------   -------------------   ---------------

James P. O'Shaughnessy      09/19/96            President

Steven J. Paggioli          09/19/96          Vice President

Thomas W. Marschel          09/19/96       Assistant Treasurer

Dorothy M. Cali             09/19/96       Assistant Secretary

Richard D. Burritt          09/19/96        Board authorized
                           (05/15/97)          signatory

Robert H. Wadsworth         09/19/96        Board authorized
                                               signatory

Steve Johansen              11/15/96            President
                           (05/15/97)        appointed agent

Christopher Loveless        03/17/97            President
                                             appointed agent

Daniel Kraninger            09/19/96            President
                                             appointed agent

Scott A. Stickler           06/23/97            President
                           (03/05/98)        appointed agent

Scott B. Warner             09/10/97       Assistant Treasurer

Wayne Hall                  10/27/97            President
                                             appointed agent

Jeff Wallace                03/31/98            President
                                             appointed agent

Denise Lewis                08/04/99       Assistant Treasurer

Robert Slotky               08/04/99       Assistant Treasurer

Rich Watson                 08/04/99       Assistant Treasurer

               List of persons authorized to give instructions to
                     Firstar Trust Company, custodian to the
                            O'Shaughnessy Funds, Inc.

                         Date Authorized                             Sample
          Name           (Date Revoked)          Title              Signature
----------------------   ---------------   -------------------   ---------------

James P. O'Shaughnessy      09/19/96            President

Steven J. Paggioli          09/19/96          Vice President

Thomas W. Marschel          09/19/96       Assistant Treasurer

Dorothy M. Cali             09/19/96       Assistant Secretary

Richard D. Burritt          09/19/96        Board authorized
                           (05/15/97)           signatory

Robert H. Wadsworth         09/19/96        Board authorized
                                                signatory

Steve Johansen              11/15/96            President
                           (05/15/97)        appointed agent

Christopher Loveless        03/17/97            President
                                             appointed agent

Daniel Kraninger            09/19/96            President
                                             appointed agent

Scott A. Stickler           06/23/97            President
                           (03/05/98)        appointed agent

Scott B. Warner             09/10/97       Assistant Treasurer

               List of persons authorized to give instructions to
                     Firstar Trust Company, custodian to the
                            O'Shaughnessy Funds, Inc.

                         Date Authorized                             Sample
          Name           (Date Revoked)          Title              Signature
----------------------   ---------------   -------------------   ---------------

James P. O'Shaughnessy       09/19/96           President

Steven J. Paggioli           09/19/96         Vice President

Thomas W. Marschel           09/19/96      Assistant Treasurer

Dorothy M. Cali              09/19/96      Assistant Secretary

Richard D. Burritt           09/19/96       Board authorized
                            (05/15/97)         signatory

Robert H. Wadsworth          09/19/96       Board authorized
                                               signatory

Steve Johansen               11/15/96           President
                            (05/15/97)       appointed agent

Christopher Loveless         03/17/97           President
                                             appointed agent

Daniel Kraninger             09/19/96           President
                                             appointed agent

Scott A. Stickler           (05/05/98)          President
                                             appointed agent

Scott B. Warner              09/10/97      Assistant Treasurer

Wayne Hall                   10/27/97           President
                                             appointed agent

Jeff Wallace                 03/31/98           President
                                             appointed agent

                              Corporate Resolution
        O'Shaughnessy Funds, Inc./O'Shaughnessy Capital Management, Inc.
                                  June 23, 1997

I hereby authorize that Scott Stickler, of New York, New York, have full trading authority while is employed by O'Shaughnessy Capital Management or until further notice.


-------------------------------------
James P. O'Shaughnessy
O'Shaughnessy Funds, Inc.
June 23, 1997

                              Corporate Resolution
        O'Shaughnessy Funds, Inc./O'Shaughnessy Capital Management, Inc.
                                November 15, 1996

I hereby authorize that Steve Johansen, of Greenwich, Connecticut, have full trading authority while is employed by O'Shaughnessy Capital Management or until further notice.


-------------------------------------
James P. O'Shaughnessy
O'Shaughnessy Funds, Inc.
November 15, 1996

                              Corporate Resolution
        O'Shaughnessy Funds, Inc./O'Shaughnessy Capital Management, Inc.
                                October 27, 1997

I hereby authorize that Wayne Hall, of Greenwich, Connecticut, have full trading authority while is employed by O'Shaughnessy Capital Management or until further notice.


-------------------------------------
James P. O'Shaughnessy
O'Shaughnessy Funds, Inc.
October 27, 1997

                              Corporate Resolution
        O'Shaughnessy Funds, Inc./O'Shaughnessy Capital Management, Inc.
                                  March 5, 1998

I hereby repeal all trading authority of Scott Stickler of New York, New York.


-------------------------------------
James P. O'Shaughnessy
O'Shaughnessy Funds, Inc.
March 5, 1998

                              Corporate Resolution
        O'Shaughnessy Funds, Inc./O'Shaughnessy Capital Management, Inc.
                                  July 10, 1996

I hereby authorize that Daniel Kraninger, of Greenwich, Connecticut, have full trading authority while is employed by O'Shaughnessy Capital Management or until further notice.


-------------------------------------
James P. O'Shaughnessy
O'Shaughnessy Funds, Inc.
July 10, 1996

                              Corporate Resolution
        O'Shaughnessy Funds, Inc./O'Shaughnessy Capital Management, Inc.
                                 March 17, 1997

I hereby authorize that Christopher Loveless, of Greenwich, Connecticut, have full trading authority while is employed by O'Shaughnessy Capital Management or until further notice.


-------------------------------------
James P. O'Shaughnessy
O'Shaughnessy Funds, Inc.
March 17, 1997

                              Corporate Resolution
        O'Shaughnessy Funds, Inc./O'Shaughnessy Capital Management, Inc.
                                  May 15, 1997

I hereby repeal all trading authority of Steve Johansen of Greenwich, Connecticut.


-------------------------------------
James P. O'Shaughnessy
O'Shaughnessy Funds, Inc.
May 15, 1997

                              Corporate Resolution
        O'Shaughnessy Funds, Inc./O'Shaughnessy Capital Management, Inc.
                                 March 31, 1998

I hereby authorize that Jeff Wallace, of Jackson, New Jersey, have full trading authority while is employed by O'Shaughnessy Capital Management or until further notice.


-------------------------------------
James P. O'Shaughnessy
O'Shaughnessy Funds, Inc.
March 31, 1998